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                                                                    EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

The Board of Directors
Selective Insurance Group, Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and all related financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting incorporated by reference herein and to the reference to our firm under the heading "Experts" in the registration statement (No. 333- ) on Form S-4.

/s/  KPMG LLP


New York, New York
March 14, 2005